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                                 EXHIBIT INDEX

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       3a      Amended and Restated Articles of Incorporation. Exhibit
               3a to the Annual Report on Form 10-K for the year ended December 31, 1990, is hereby incorporated by reference.

       3b By-Laws as amended, effective April 29, 1993. Exhibit 3 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 1993, is hereby incorporated by reference.

       4 Rights Agreement dated November 11, 1988, is incorporated by reference to Form 8-K filed November 17, 1988. Amendment No. 1 to Rights Agreement dated January 22, 1991, is incorporated by reference to Form 8-K filed January 25, 1991.

      10a SPS 1988 Long Term Incentive Stock Plan as amended, effective February 2, 1989. Exhibit 10a to the Annual Report on Form 10-K for the year ended December 31, 1988, is hereby incorporated by reference.

      10b SPS Exempt Employees Savings and Investment Plan as Amended and Restated, effective November, 1991. Exhibit 10b to the Annual Report on Form 10-K for the year ended December 31, 1991, is hereby incorporated by reference.

      10c SPS Technologies, Inc. Non-Exempt Employees Savings and Investment Plan as Amended and Restated, effective November, 1991. Exhibit 10c to the Annual Report on Form 10-K for the year ended December 31, 1991, is hereby incorporated by reference.

      10d SPS Technologies, Inc. Management Incentive Plan as Amended and Restated, effective March 7, 1991. Exhibit 10d to the Annual Report on Form 10-K for the year ended December 31, 1990, is hereby incorporated by reference.

      10e SPS Technologies, Inc. Executive Incentive Plan as Amended and Restated, effective March 7, 1991. Exhibit 10e to the Annual Report on Form 10-K for the year ended December 31, 1990, is hereby incorporated by reference.

      10f      Retirement Benefit Agreement, dated February 28, 1979.
               Exhibit 10f to the Annual Report on Form 10-K for the year ended December 31, 1991, is hereby incorporated by reference.

      10g      Fee Arrangement with Former Directors, effective
               November 29, 1984. Exhibit 10g to the Annual Report on Form 10-K for the year ended December 31, 1990, is hereby incorporated by reference.

      10h Form of Employment Agreements between SPS Technologies, Inc. and certain employees, as amended and restated effective December 14, 1992. Exhibit 10h to the Annual Report on Form 10-K for the year ended December 31, 1992, is hereby incorporated by reference.
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      10i      SPS Technologies, Inc. Executive Deferred Compensation
               Plan, as amended and restated, effective December 14, 1992. Exhibit 10i to the Annual Report on Form 10-K for the year ended December 31, 1992, is hereby incorporated by reference.

      10j SPS Technologies, Inc. Executive Deferred Compensation Plan II, as amended and restated effective December 1, 1993.

      10k SPS Technologies, Inc. Supplemental Executive Retirement Plan, as amended and restated effective December 14, 1992. Exhibit 10k to the Annual Report on Form 10-K for the year ended December 31, 1992, is hereby incorporated by reference.

      10l Employment Agreement between SPS Technologies, Inc. and Charles W. Grigg, Chairman and Chief Executive Officer, effective December 1, 1993.

      10m      Form of Indemnification Agreement between SPS
               Technologies, Inc. and officers and directors dated February 2, 1987. Exhibit 10m to the Annual Report on Form 10-K for the period ended December 31, 1992, is hereby incorporated by reference.

      10n Split Dollar Insurance Agreements regarding certain officers and directors effective April 2, 1990, and November 27, 1991. Exhibit 10n to the Annual Report on Form 10-K for the year ended December 31, 1991, is hereby incorporated by reference.

      10o SPS Technologies, Inc. Senior Executive Severance Plan, effective December 14, 1992. Exhibit 10o to the Annual Report on Form 10-K for the year ended December 31, 1992, is hereby incorporated by reference.

      10p Agreement with Retiring Executive, approved December 14, 1992. Exhibit 10p to the Annual Report on Form 10-K for the year ended December 31, 1992, is hereby incorporated by reference.

      10q SPS Technologies, Inc. Benefit Equalization Plan, as amended and restated effective December 14, 1992.
               Exhibit 10 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 1993, is hereby incorporated by reference.

      11 Computation of dilution (anti-dilution) of earnings per share resulting from common stock equivalents.

      13 1993 Annual Report to Shareholders (With the exception of the information expressly incorporated by reference in items 1, 3, 5, 6, 7, 8 and 14 of Form 10-K, the 1993
               Annual Report to Shareholders is not deemed "filed" with the SEC or otherwise subject to the liabilities of
               Section 18 of the Securities and Exchange Act of 1934).

      21       Subsidiaries of the Registrant.

      23       Consent of Independent Accountants.
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